Exhibit 99.1

Transcription — C. Adam Procell/John Downey

Downey:

…started. (Unintelligible) Okay, well, first of all, thanks, and I appreciate this. Been wanting to sit down. We’ve been interested in your company, as you know, since you got here. This last wrinkle has been difficult for y’all, I know, and I —

Procell:	Sure has.

Downey:

I need to talk to you some about that. But I actually did want to start just asking … I have to assume, you know, choosing you is something of a confidence-building measure. I mean, for investors. I mean, John O’Rourke, still with the company. I mean, obviously, and all that sort of stuff. But … so, how do you see Lime, you rebuilding confidence. I’d really like to start there. I may have to talk about the past a little bit more, but —

Procell:

Sure, well we, it’s in a very exciting new dawn, really, at Lime Energy for myself and everybody on the team. You know, the team that’s managing a hundred percent of the company now is the team that’s been managing the utility program business for the last five years, and we look at the last five years as a, as a wonderful success story. And so we, it’s not to cast any aspersions on the other businesses, but we look at the opportunity to have Lime Energy be purely the small business direct-install leader that the utility program business has become, as a great opportunity. So, and for myself, for my part, is … what I can take credit for is having led a successful growth of that business, and so, if that builds confidence going forward, in the overall Lime Energy brand, then, and corporation, then I think that that’s … I’m excited to hear that.

Downey:

Yeah. Well, and I … I guess what I mean what I mean by confidence building, that’s … couple things. One is, you know, Lime gets to say now that, you know, we do understand we had some problems. And y’all have been very frank about that. You know, and you’ve worked at it, announced it immediately, you worked at it, you let people go, and you tried to square everything away. But now, you know, now Lime gets to say we’re not run by the people who were running it when the mistakes were made, you know. So I, what I’m trying to get at, a little bit, is, is what are the steps you think that Lime is going to have to take to, to reassure investors … you know, and reassure the company itself that we’re on the right foot, footing now, you know.

Procell:

Yeah, I don’t think there’s really much we can do that is as powerful, certainly, and maybe there’s nothing we can do at all, except to demonstrate that our business model is profitable. And the business model of the utility program business has been strong …

Downey:	Mm-hmm.

Procell:

But even as a business unit of the bigger company, it hasn’t had the opportunity to prove that to investors. And so we feel that, you know, 2014, really, is that, we’ve pointed to it for a while now as that year. So I don’t think there’s a lot else we could do. You know we, if, if somebody’s looking for a company that’s exciting, innovative, creative and a leader in their space, we have proven that. That’s who we are. And the utilities are selecting us for that. I think our test with investors, though, is to demonstrate that we’re in this model that’s wonderful for utility clients, and wonderful for small businesses. That it’s also wonderful for Lime Energy in terms of profitability.

Downey:

And when you said that it wasn’t able to demonstrate necessarily how successful it could be, your sense is that it sort of got lost in the larger earnings. I mean, you, for instance the Florida project took a while to get, you know, you finally sold that.

Procell:	Right.

Downey:	All that sort of stuff. So, I mean, is that what you mean by …

Procell:	I, I …

Downey:	… demonstrating that …

Procell:

I think there’s two, I think there’s two components to it. One is that, but I wouldn’t solely say that, because that would be false to say that, that, somewhere buried in the numbers was a very profitable business unit in utility programs, because it wasn’t. But the reason that it hasn’t been, is because it’s been in a growth mode, and it’s been starting up.

Downey:	Right.

Procell:	You know, what … our model is, is very unique, very innovative. We’ve received an award for innovation for our model. And it’s a performance-

based model. And that necessarily means that when we start these programs up, we’re investing in the cost.

Downey:	Right.

Procell:

So, 2013 was a breakout year for us. But it was a breakout year that included starting up five new programs. So there were a lot of costs in 2013 that we don’t anticipate in 2014. And then as the business gets to scale, adding a program or two a year, won’t be the kind of drag that we’ve seen in starting multiple programs up at this size.

Downey:	Right. And is that sort of you goal? A couple of projects a year, is that the way you see yourselves growing now?

Procell:

Yeah. As a matter of fact, in 2014, we don’t really foresee starting up, necessarily, new programs with new clients. We are expanding with all of our clients. You know, we’re successful in the programs, and they ask us to do more. So we think that growth in the short term is with existing clients. And that’s good, regarding what I just discussed about those startup costs.

Downey:

Yeah. So, now, and the other thing about confidence — and should have asked this, as well — is, you know, was there any problem with your customers, or, you know, when all this was going on, everybody stuck with you, I think. All the utilities. But, I mean, has it been harder to get in the door? Has it, you know, because you had the financial reporting problems?

Procell:	Yes.

Downey:	Yeah.

Procell:

We had a wonderful run of what we call business development. Which is winning the program contracts with utilities, where we won, and I have to check the numbers, but easily over two hundred million dollars worth of contracts with utilities, in 2010 and 11, and then from June of 2012 when we put the 8K out, that has slowed dramatically.

Downey:	Mm-hmm.

Procell:

And it’s really a very simple formula, right? And you said it, is that when they put a request for a proposal out, Section 8 says, include your most recent financial statements. And when you say, to a very conservative investor-owned utility, here’s our financial statements, but you can’t trust them yet.

Downey:	Right.

Procell:	Doesn’t help, right? So we, we pursued several contracts, and were told that we scored first in all the technical criteria, and we just lost it on risk.

Downey:

Right. Now then, the … can you describe, you know, like I said, I’ve been covering you all for a while. While nobody would set deadlines, and all that, you could tell early on, people didn’t expect it to take the full year it ended up taking.

Procell:	Right.

Downey:	You know, so why did it take the full year? I mean, that had to be, in a way, that was killing you. I mean, now killing the business …

Procell:	Sure.

Downey:	But just being inside.

Procell:	No, but it was. And so I, it’s two things. One, it’s a little hard for me to comment on the details of it, because …

Downey:	Sure.

Procell:	… I was not an executive manager and officer of the company at that time.

Downey:	Right.

Procell:

Wasn’t privy to the steps that were gone through. But I had the perspective that you described, as someone running a business unit, was, you know, does anyone at the top understand that the longer this goes on, we will be restating financials for the former company, Lime Energy.

Downey:	Yeah.

Procell:

At some point, you just have to say, it’s got, we’ve got to get through this. So I shared that frustration. And in terms of the details of all that, I actually, I actually have to defer commenting on the details of that, only because the SEC investigation, as you know, is still ongoing. But yes, it was maddening. And I believe it was maddening for my predecessor.

Downey:	Yeah.

Procell:

And I don’t think we really knew when it would conclude. But what I described earlier, that we were hamstrung on in pursuing new utility clients … we believe that that is in our past because of the restatement.

Because we really think that the issue is literally saying, here are our up-to-date regulatory compliant financial statements.

Downey:

Right. And I, since you mention the SEC, I was going to ask about that. Let me just go ahead and get that out of the way. Y’all have reported that you’ve been informed that there is one. Do you have any idea how much, how much more time this is likely to take, or where it, you know, where it stands.

Procell:	I hate say, it seems that I’m in the same position that John was in with respect to that. You know, that I’m advised that, you know, we don’t control the SEC’s timing of it.

Downey:	Right.

Procell:	They probably have more pressing things on their desk. And we just, we just don’t know.

Downey:	Right. I assume, as it’s kind of long, as they ask question, y’all have been, you’ve been cooperating with the investigation, obviously.

Procell:	Yeah, sure, we provided them everything they’ve asked.

Downey:	Let’s see, can I … I’ll ask, again this may be the kind of thing you can’t answer, but, have they had recent questions, or has it been a while since they’ve communicated any inquiries to you all?

Procell:	I just don’t think I can talk about that.

Downey:	That’s fine.

Procell:	That level of detail.

Downey:	That’s fine, that’s fine. I think we’re done with that for now.

Procell:	Okay.

Downey:	The … at what point do you see Lime aggressively looking for new business again. Like you said, you’re … well, go ahead. Let me ask you that (Unintelligible).

Procell:	We started doing that, when we restated last August.

Downey:	Okay.

Procell:	So we are, we are back fully in the business development game, and like I said, we don’t think have … that the issues in our past are hanging over us any more.

Downey:

Okay. And, so, you were there, as you said, you were there, when you were in the midst of it, and feeling like you, just, you, I mean, you knew you weren’t going to get bit, essentially. You knew you were going to get that call, at some point, that said, I’m sorry (Unintelligible) financial.

Procell:	Would love to, but …

Downey:

So, does it feel different out there now? I mean, you know, you have, you’re already out there doing business development. You don’t expect to add anything this year, but that doesn’t necessarily mean you don’t have a lot of leads.

Procell:	It’s a long cycle.

Downey:	Yeah.

Procell:

And that’s the only reason. So, yes, I think it feels much better. You know, we attend, regularly attend, industry conferences. We meet with folks. What we generally do with our innovative business model is, we’re kind of evangelizing it.

Downey:	Mm-hmm.

Procell:	Because it’s not something that a lot of utilities understand.

Downey:	Mm-hmm.

Procell:

And they’ve been much more receptive to it. And to us. So, yeah, I do believe we’ve, we’ve turned the corner on that. I think it’s pretty clear that what utilities were concerned about, was what I would describe as a doomsday scenario.

Downey:	Right.

Procell:	Right? And so we’re past that period.

Downey:	Right.

Procell:	It’s very obvious that we’ve got our house in order. We’ve straightened out our focus, and we’re a stronger company for having done it.

Downey:

You know, one thing about that. Would, would, would Lime have divested as much as it did if it weren’t for the … the financial … there was one … the one whole division y’all had with, with, you know, government, you know, dealing with the government up-fits, and that sort of stuff. Energy efficiency. My understanding was that basically there were bonds required that …

Procell:	Right.

Downey:	That you no longer qualified for.

Procell:	Right.

Downey:	I mean, is that, is that a line of business you would be in today if it weren’t for that, or was the direction …

Procell:

I would hope not. I would describe it as this: That is ultimately the reason we pushed the panic button and did that quickly when we did it quickly. But I would hope that we would have focused on this single business unit because we had this business that had tremendous growth and profitability opportunity. And I think that a company benefits from knowing who they are and what they do, and having the industry know that. So I guess I would just say, we might not have, John. We might not have. But it was in our best interest to do so. So I would hope that we would have. Companies don’t always make the best decision unless they’re forced to.

Downey:	Right.

Procell:	But I do think that we benefit from having all those divestitures.

Downey:

Okay. I just have to ask you, how did it come … how did you end up on top? I mean, was it because the division that you were leading was essentially becoming the whole company? I mean, and how did you find out? I’m just sort of curious.

Procell:

So the board, so the board came to the conclusion that, yes, a piece at a time, that had happened. Right? We had multiple businesses with multiple unit presidents. And then we found ourselves with a corporation that had run five business units, now running one. And so, it’s pretty obvious that the president of the business unit could be the president of the company, and that was, that was the first thing that happened. And then in terms of the chief executive officer, it was just kind of, you know, the timing was, it was November, and we’re putting the 2014 plan, and it’s just the cost structure of the company. We needed to get our cost structure in line. We have, we have investors that have been with us for a long time. And they’re looking for profitability to be now, and not something projected in the future.

Downey:

And so when you say, it was a decision of the cost structure, is that a decision that you didn’t need a CEO and a president, essentially? Is that what you’re saying? The chief executive, since there was only one division, essentially, the president of that division and CEO were somewhat …

Procell:	Yes.

Downey:	Okay.

Procell:

Yes. And I think that that would have been repeating a mistake that we made in the past. I think if you go back four or five years, we had three. We had a president and a CEO, and a COO, that each had run individual companies that came together. You know? And so I think that the board looks back at that and say, just leave me a crowded house to sort itself out, is an expense. And it might not even be the best leadership strategy.

Downey:	Right. How many people do you have at Lime Energy now? Now the dust has settled. Where are you?

Procell:	I think it’s about a hundred and thirty.

Downey:	Mm-hmm. And do you know about how many you have here in Charlotte, now? Is it about seventy still, or is it …

Procell:

I think it’s less than that. It’s probably forty or fifty. And we’re hiring. We hired five people in Charlotte in the last two months. Continue to expand with our (Unintelligible) Duke Energy Progress.

Downey:	And you work with Duke Energy Progress. You don’t work yet with Duke Energy Carolinas, right? I mean, that’s …

Procell:	We don’t work yet in that territory.

Downey:	Yeah.

Procell:	So, yeah, they’re one company now, of course, but …

Downey:	Sure.

Procell:	… we’re in the legacy Duke Energy Progress territory.

Downey:	Right. Right. And the utilities operate separately, so …

Procell:	That’s correct. Regulates.

Downey:

So, what do you see then, as your growth prospects now? You’re doing some hiring now. A couple years from now, are you going to be about, 140, 150, or do you see faster growth than that? I mean, what …

Procell:	I think that would be pretty fast growth.

Downey:	Yeah.

Procell:	But the market opportunity is there for that level of growth. So that’s a lot to bite off in terms of a projection, and I’m not going to make any projections today, and …

Downey:	Yeah.

Procell:

We’re kind of getting on the track of doing regular earnings calls, and projections. So we’ll kind of set, do some kind of level set in the next couple of months on a couple of calls. But the order of magnitude of growth, that would be very aggressive, but also it’s very, very feasible. Put it this way, there are hundreds of millions of dollars of incremental small business direct install work that someone’s going to be doing.

Downey:	Mm-hmm.

Procell:

And right now we’re the leader in the market. And we, you know, we raised six million dollars in the last 60 days to capitalize expansion of the business. So we would hope to be the ones getting our fair share of that market share growth.

Downey:	And the … I was going to come the question about that as well. That, that’s growth capital, that’s not, that’s not money you needed to cover past problems or anything like that.

Procell:	Yeah, I’d say it’s a little, I’d say, in honesty, it’s a little bit of both.

Downey:	Okay.

Procell:

Right? So we dug a hole. And it’s hard to say, it’s simultaneously both, because the hole that we dug, we, we, we’re able to stretch vendor payments out, so, you know, play a little bit of catch up with that.

Downey:	Right.

Procell:	What it isn’t, is six million dollars that came in and went out the door to catch up on old payments. It’s not that.

Downey:	Right.

Procell:	So, we’re maintaining a balance in the bank. And you know with the recent past, things about the recent past that you mention, you know, there’s things we can control and things we can’t control.

Downey:	Right.

Procell:

We can’t change the past. We can’t change the 8Ks that have gone out over the last several years. What we can do is strengthen the balance sheet. So we’re determined to do that. And our partners, our vendors are our partners. And they understand that. So they’re willing, on the payment side, to work with us, and, you know, understand the value to everybody involved, if we can maintain a stronger balance sheet.

Downey:	Right. Now, I know, how close are you to your next earnings call? I assume we’re fairly close.

Procell:	March 31st is the regulatory deadline, and I think it’ll probably be right around the end of March that we do a …

Downey:	Okay.

Procell:	2013.

Downey:

‘Cause I know that’s going to limit, or may limit, somehow you can answer. But, let’s see. Well, I’m going to ask this question, if you can’t answer it, I’ll just understand. But, John had said, when he was still running the company, that it was doable to be, to be, profitable in the fourth quarter, not for the year, but in the fourth quarter. Is that still in your reach?

Procell:	So that’s the, that’s the kind of thing I can’t comment on …

Downey:	That’s fine.

Procell:	And when the numbers are not, are not tied out, yet. So, technically I don’t have the answer. I mean, we have ideas. I don’t have the answer. And it will be released at the end of March.

Downey:	Yeah.

Procell:	So I just, I just won’t, won’t comment on that.

Downey:	I understand. And I knew we were coming up on that. (Unintelligible) know what you hit that block.

Procell:	Right. Yeah.

Downey:

But just had to ask. But, sort of more long term. You know, as you said, you’re very much in a build-out mode, even in your division. That was true, I think, of a lot of Lime Energy, for the time I’ve covered them. They were actually a fairly new company, and … yeah, so, you don’t necessarily expect profitability in a company at those stages. You know, there’s a lot of investment up front. But, you know, not talking about the next quarter, or anything like that … you don’t … I think you’ve had two profitable quarters in your entire history, if I recall correctly, and I believe that’s right.

Procell:	I think it is.

Downey:

Does that change in the near, I mean, the new sort of stripped down Lime Energy, or the focused Lime Energy? Does that change in the near future? Is there a way you can answer it fuzzily enough that it’s comfortable for you?

Procell:	Yeah, I mean, not to make projections …

Downey:	Right.

Procell:	But the … our intent in making it the SG&A cuts that we made … doing the executive management right-sizing that we did, and focusing on whether by choice or by necessity, focusing on expanding existing programs, rather than starting new ones …

Downey:	Mm-hmm.

Procell:

Is all designed to lead to profitability. So, we don’t believe that have a business that’s in startup mode. We believe we will have programs that start up down the road. So, and I mentioned earlier, I guess tipped our hand a little bit, saying that we have investors who expect us to be profitable now. Not to be profitable in the future.

Downey:

Right. Right. The … you mentioned that you yourself sort of going through that time, you know, sometimes wondered, do they know at top, at the top, what this is doing to us. How did, how do you see, you said you weren’t an executive officer, and I understand. But how do you see how your personnel made it through all that time. I mean, you know, what was it like …

Procell:	Right.

Downey:	… being here.

Procell:

Well, you know, I’ll speak for the utility program business unit, which was a distinct business unit, and they all made it through. So, we didn’t lose anybody. We, the seven or eight senior managers of that business unit are the, are the seven or eight senior business managers of the company now. And we did it because since 2009 we created a very unique, very positive culture and entrepreneurial spirit in that business unit. Which grew, as you know, out of the ground in 2009 from nothing.

Downey:	Right.

Procell:

And, and won a contract in Buffalo, and it’s taken off since then. And so it’s kind of that sense of ownership that those people have, and the sweat equity they poured into the business, I think, is what made them stick around. And it took a lot of encouraging of one another to do that. And that extends down also obviously through the troops. You know, we’ve had, we’ve had great retention. We’ve had people that got nervous and left the company and went to a competitor, and the majority of them have come back, in seeing that the company’s still around. So it’s hard to explain other than to say that, you know, there is a wonderful culture inside of Lime. Probably hard for people to imagine on the outside, reading the news. But it’s been that, really. It’s been a culture of family, you know, and when we’re together, that, that’s really the way we feel about it.

Downey:	What’s, what’s, what do you see … you’ve been, you’ve been CEO now for what, about three months?

Procell:	Yeah.

Downey:	What’s, what’s the big opportunity you see right now? You know, where you, you know, it’s all in your hands now.

Procell:	Right.

Downey:	What are you looking to do?

Procell:

But, more of what we’re doing, more of what we’ve done. And I think that, you know, we’re in a position that a few companies get in, where you set out to do something, and while you’re doing it, you get really, really good at something that has a value to clients that you didn’t anticipate. And we have become a conduit to the small business customers, for utilities, that is something they need desperately. You know, they also need the energy efficiency resources that we set out to get them, and we’re very good at getting those. And they’re cost-effective. That’s why we keep getting more work. But in doing so, we’ve been able to set up this conduit that allows the utilities to sell other products and services to small businesses that when we arrived, they really know nothing about. It’s very hard for a utility to … they don’t have customer service reps for laundromats and pizzerias, right.

Downey:	Right.

Procell:

They have them for universities and hospitals. So they know very little about these customers. So we’re finding that there’s great value in the technology we’ve invested in and the data that we gather by being out in the field with these customers.

Downey:	That’s interesting. You ended up being sort of the, their inside man for the, you know, as you said this, they would have large customers, because you need the people inside …

Procell:	Right.

Downey:	… who know the business. The, I’ve asked you, you know, what’s the opportunity. What’s the big challenge facing you still? You’ve gotten through a lot. What’s the big challenge facing you still?

Procell:

I would say that it is the people, and training, and having 130 people be experts in what we do is a real challenge. And as we need, when we get to 200 people, it will be that much more of a challenge, right? Because there are not seventy people out there that I can go get that are doing what we’re doing. And that’s, that’s a problem. So we bring people from adjacent industries. I get an electrician, and then I get him to be a sales auditor. Right? So I’ve got some sales training to do there. I get a mortgage sales person that’s out of work, and I train them to be a sales auditor, and then I got to teach that person, I’ve got to teach her about the lighting fixtures, that she has no experience in.

Downey:	Right.

Procell:

So there’s, there’s just always, you know, if I had, at any given moment, my best fill-in-the-blank-for-the-title person working on a given program, we’d be killing it all the time. But we just, you know, we’ve got to get that expertise and knowledge in what we do, which is unique and new, out to people that were on board. That’s a challenge. So I guess it’s always kind of people. And I think for us it’s the uniqueness of what we do makes it a training and on-boarding issue.

Downey:	Right. Right. And just sort of to clean up past stuff, I think. You settled the lawsuits, or … it’s been preliminarily accepted by the …

Procell:	It’s been accepted by the judge, which is in my understanding is as good as settled. But then there’s a mandatory time frame …

Downey:	Exactly.

Procell:	… that any class participant can say no, this isn’t good enough.

Downey:	Right.

Procell:	And I would just say we certainly don’t anticipate that.

Downey:	Right.

Procell:	It’s a class action lawsuit.

Downey:

Exactly. Exactly. So that’s essentially out of the way. You mentioned the SEC is still out there. And not much you can say about that. And I’m thinking, and I just want to make sure this is correct. Does that, you know given that, given that you’ve got your financials in order, given that, the SEC is really the only, the only thing left out there from the past that you still, is still an unknown for you.

Procell:	Correct.

Downey:	Okay. Okay. So, how, you said you’re the only, you said you’re the leader out there. How many companies are your competition right now? Roughly.

Procell:	Couple different phases. Couple different profiles of competitors.

Downey:	Mm-hmm.

Procell:	So, if there are a small handful of larger contractors that do the audit and install the way we do.

Downey:	Mm-hmm.

Procell:	So they fancy themselves competitors, and they show up to compete for contracts. There is a small handful of very big companies that are utility consultants.

Downey:	Mm-hmm.

Procell:

Program administrators, and they handle programs for, that serve large customers well. And they would like to handle programs that serve small customers well. But the uniqueness of what we do is being integrated. Right? So we’re program administrators, program designers, we have experts in marketing and sales, and we do the audit, and we order the material, and we warehouse it, and we hire the electrician to do the install. That integrated services approach is very unique. There are no companies that are implementing the programs under our design that way.

Downey:

Right. Are you still … you know … I recall early on as this business was growing, and I will say I know that Lime has always seen this as their big growth time, I mean their growth focus, even before, you know, they decided to get out of some of the other businesses. But you were, you were, you were able to hit significantly better returns than, you know, than you were contracted for. You were, you were, I’m trying to remember the act—, I don’t remember the numbers offhand, but in New York, and all that sort of stuff, you were just hitting very good numbers. Are you still able to do that, or has it gotten to the point where you, you know, you now know better what you’re capable of, and your customers know better what you’re capable of and, you know. Or are you still finding it, you know, that, that, you’re being able to exceed expectations in your contracts?

Procell:	I would say that what we used to talk about a lot, and you heard a lot about, is exceeding the, literally the megawatt hour savings goal in the contract.

Downey:	Exactly, yeah.

Procell:

And would say there’s been a little bit of the effect that you describe, where we understand just how much we can do, so we promise it, and our utilities believe it, and so the goals get set higher. So it’s a little harder to be at, it’s kind of like growth, right? It’s easy to grow at 80% for the first couple of years, then it gets harder.

Downey:	Yeah.

Procell:

So, right. I do think there’s been a little bit of that effect. We continue to exceed our savings targets. And I would say that, again, it’s kind of like the description I gave of a company that finds out that there’s some things they’re really good at, that they weren’t anticipating being the value.

Downey:	Mm-hmm.

Procell:

I think we’re exceeding expectations even better, and it’s less about savings. We’re still exceeding the savings target, not wildly any longer. But we are doing things with customer satisfaction results …

Downey:	Right.

Procell:

With realization results, with innovative product channeling in of new products, doing multiple measures, not just lighting but doing refrigeration. We’re doing a lot of things that continue to have our clients, consider us to be exceeding their expectations.

Downey:	Right. And that has to do with, what you were talking about before, about being the conduit for more services.

Procell:	Correct.

Downey:	Yeah. Yeah. The, one more question I just have to you. Are y’all staying in Charlotte, by the way?

Procell:

Oh, absolutely. We’re as committed to the southeast as we’ve ever been. And, you know, with the predecessor company, Applied Energy Management, we’ve been headquartered in Charlotte triad for a decade. So no plans to go anywhere. This is home for the company. And, you know, we’ve got one really, really big client here.

Downey:	Yeah.

Procell:	Which we didn’t have, right? So, I mean, we were headquartered here, and moved our headquarters here when we really didn’t have a lot of work here.

Downey:	Right.

Procell:	So now more than ever, with the work we’re doing with Duke, excited to be here.

Downey:

Okay, and do you see, I mean, as you said, you went from five divisions to one. At some point do you see the opportunity for diversification again, or is this the company that you see Lime being for the, you know, reasonable future?

Procell:

I think we’re certainly open to it. I mean, there are some very, very adjacent things that we’ve done very well in the past. We did thousands and thousands of bank branches for the major banks in the country. Now, we’re headquartered in Charlotte, North Carolina, and we’re not doing any work with banks anywhere, because we’ve chosen to be very focused. The tools we’ve developed, the capabilities we’ve developed for doing multiple small businesses in a utility territory are completely transferable. I fully believe we could, if Chase called tomorrow, we could go back and do a thousand bank branches more efficiently than we did them five years ago. The, we used to sell, as you know our small business programs are for the smallest of businesses under a certain KW threshold. The mid-sized businesses above that, we sold to direct for many years. What we found hard was to develop a national model where you’re kind of going at risk, and you go to all these cities and start an office …

Downey:	Right.

Procell:	… hire sales people, and then see if you can sell the hundred thousand dollar job, the two hundred thousand dollar job. If you’re doing that incrementally on top of the small business job, because you’ve got a sales force, you’ve got a warehouse, you’ve got a presence, that seems to make sense.

Downey:	Right.

Procell:	So I would say there are some adjacencies that are in our, that are in our historical past, that we will probably look to explore down the road.

Downey:	What has, what has to happen before you have the confidence to … your confidence, not investor confidence, but your confidence, to go forward with those sorts of things.

Procell:

Yeah, just the feeling that we will not, that it will not take away from the ability to serve our utility clients and their small businesses. And, you know, there’s people in the company right now that have confidence that we could do that, and, you know, three months in as CEO, I just, I feel we owe it to a small list of utility clients, who have many, many small business customers, to stay focused on delivering the goals in those programs.

Downey:	One last question I do need to ask about the, about the past, and that is, what, what safeguards do you have in now, in place now, that you didn’t before. You know, just …

Procell:

So, again, I would probably say that that’s take me into a place where I’m going to be talking about things with that, related to our internal investigation, and now the SEC investigation, so I really don’t want to go there. But we certainly, and you mentioned, that, you know, what I can do is obviously refer you to and/or talk about everything we’ve put out in an 8K, right?

Downey:	Right.

Procell:	And we’ve put several out. You mentioned that we terminated employees.

Downey:	Right.

Procell:	So now you’re asking about the changes in financial controls, and there were changes made, some of that was released in the 8K.

Downey:	Right.

Procell:

And I can just tell you that organizationally, there was an immediate change, at the onset of our internal investigation, that took accounting practices out of the operation and put the appropriate firewall for a public company to have the accounting done in accounting, and for operations to report data. And that, at the time we had a problem, that was not the case. And that was a change we made immediately.

Downey:	Right. Right. Were you surprised to end up the CEO? I just had to ask.

Procell:	No, because it was a slow, painful evolution, right?

Downey:	Right.

Procell:

So, I mean, there were many, many times when we looked at each other. There were many times when John O’Rourke looked at each other, for months and months last year, and said, you know, perhaps, one of us could lead this company. Right? So as the president of the utility program businesses, we, as it became clear that that was going to be 100% of Lime Energy, I did start to see myself as the President CEO before I was given that job.

Downey:

Okay. You know, actually, I think the questions I can reasonably ask, you know, at this point. And maybe we, you know, we can talk more when things are all settled down. But I will look forward to talking to you as the business grows. But before I, before I finish, these are the questions I had. I don’t know if we’ve hit the, what you see as the important points for what’s going on Lime right now. And I’d just like to give you an opportunity, ‘cause you on, you’re doing the job, I’m trying to see what it’s like from the outside.

Procell:	Right. Right.

Downey:	Is there something we haven’t talked about that you think is key?

Procell:

I think a lot of it’s been talked about, but I would pull out as the key points are, you know, for Lime this is a, this is a new era. It’s a new dawn. And at the same time, there is a success story here. So if you could pull out, over the last five years, if you went and isolated the company we bought in 2005 that was doing direct sales to C&I customers …

Downey:	Mm-hmm.

Procell:

That then in 2008 and 9 had the problem with the brick-and-mortar, the scaling that business nationally, they started to struggle, the economy tanked in 2009, what happened was, one of the best strategic moves that I’ve ever been around in my career, which was to turn that business and focus its core capabilities on utilities because we made the bet on two things: one is, getting efficiencies from small businesses is going to be important, and doing it on an integrated-services basis, it’s going to be the only way to unlock the potential in that market. And both of those bets paid off. And in 2013, there were two major industry reports that cited exactly that. That’s four years later. So we made a bet in 2009, and spent four years getting out in front of the pack on something. So when I say it’s a new dawn, it’s not like we’ve cleaned, brushed ourselves off and we start from here. There’s a great success story that was inside of Lime Energy all along, and, and, and now we feel like, all we able to talk about it a little as I’m doing today, and we feel like we’re able to show people that that really is what Lime Energy is all about.

Downey:	Right. And you managed to do it when you, when you had significant financial and legal problems.

Procell:

Lot of headwinds. And as much on the personnel part that you talked about. There’s a lot of therapy going on. There’s a lot of wasted time and energy on talking about, you know, is it going to be here for us, and we’re past all that. You know, so, there’s two things. Yes, we’ve restated our financials and can talk to new clients a lot better. And we just not, we’re not looking over our shoulder. We’re not worried. And we’re moving forward. So it’s a very good time here at Lime.

Downey:	Okay. Well, I do appreciate it. That’s actually, I think, what we needed to do.

Procell:	Great.

Downey:	And, … [recording ends]